Exhibit 99.1

ReShape Lifesciences Announces Record Revenue for First Quarter 2018

San Clemente, CA May 14, 2018 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended March 31, 2018.

Recent Highlights and Accomplishments

•                  Achieved record revenues of $950 thousand for the first quarter of 2018

•                  Sold 521 ReShape BalloonsTM in the quarter, a 47% increase compared to the fourth quarter of 2017

•                  Placed 61 ReShape vBlocTM units in the first quarter of 2018, as compared to 21 in the fourth quarter of 2017

•                  Signed a supply agreement with the group purchasing organization of Ascension Hospital System to provide ReShape Balloons to the 2,500 Ascension sites of care in the United States

•                  Received approvals in Saudi Arabia and Bahrain and submitted for approval in Canada for the sale of the ReShape Balloon in those markets

“2018 is off to a great start for ReShape Lifesciences.  Amongst our accomplisments, our team achieved record revenues and secured product approvals in markets with some of the highest obesity rates in the world,” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board. “I believe we are well set up for a solid year ahead with our proprietary suite of safe and effective minimally invasive technologies for the obesity continuum of care.”

First Quarter 2018 Financial Results

For the three months ended March 31, 2018, the Company reported revenues of $950,000 with gross profit totaling $121,000.  The Company placed 61 vBloc units, primarily from the vBloc Now program, compared to 8 units in the first quarter of 2017.

As of March 31, 2018 the Company had cash and cash equivalents totaling $842,000 and has no debt.  This does not include the $5.1 million in net proceeds from the registered direct offering completed at the beginning of April.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 3895426. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved ReShape Balloon™ System involves a non-surgical weight loss procedure that uses advanced balloon technology designed to take up room in the stomach to help people with a 30-40 kg/m2 Body Mass Index (BMI) and at least one co-morbidity lose weight. ReShape vBloc™ Therapy, delivered by an FDA-approved pacemaker-like device called the ReShape vBloc System, is designed to help patients with a 40-45 kg/m2, or a 35-39.9 kg/m2 BMI and at least one co-morbidity feel full and eat less by intermittently blocking hunger signals on the vagus nerve. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements about our belief that we are well set up for a solid year ahead with our proprietary suite of safe and effective minimally invasive technologies for the obesity continuum of care. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system or ReShape Balloon; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed April 2, 2018. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences Inc.
949-429-6680 x106

syoungstrom@reshapelifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group
415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2018	2017

Product sales	$941,431	$40,040
Other revenue	8,567	—
Total revenues	949,998	40,040

Cost of goods sold	828,958	29,523
Gross profit	121,040	10,517

Operating expenses:
Selling, general and administrative	10,046,694	5,928,986
Research and development	2,687,535	1,124,413
Total operating expenses	12,734,229	7,053,399
Operating loss	(12,613,189)	(7,042,882)

Other income (expense):
Interest income	411	100
Interest expense	(1,823)	—
Change in value of warrant liability	1,157	(323,130)
Other, net	(2,058)	(900)
Pretax loss	(12,615,502)	(7,366,812)

Income tax benefit	1,382,053	—
Net loss	$(11,233,449)	$(7,366,812)

Net loss per share - basic and diluted	$(0.36)	$(1.27)

Shares used to compute basic and diluted net loss per share	30,957,113	5,788,282

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and short-term investments	$842	$10,163
Accounts receivable	962	489
Inventory	2,795	2,817
Prepaid expenses and other current assets	723	468
Property and equipment, net	349	439
Goodwill	27,187	27,187
Intangibles, net	45,478	46,153
Other assets	232	989

Total assets	$78,568	$88,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$2,918	$1,088
Deferred income taxes	3,910	5,292
Other liabilities	5,866	5,958
Total liabilities	12,694	12,338

Stockholders’ equity	65,874	76,367

Total liabilities and stockholders’ equity	$78,568	$88,705